                                                                      Exhibit 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statement of our report dated July 25, 2001 (except for Note 18, as to which the date is August 28, 2001) with respect to consolidated financial statements and financial statement schedule listed in the Index in Item 14 (a)(2) of Concord Camera Corp., included in its Annual Report (Form 10-K) for the year ended June 30, 2001:


                           Pertaining to the
                           Concord Camera
Form S-8 No.               Stock Option Plan for:
---------------------      ----------------------------------------------
333-19837                  Brian King
333-80693                  Scott L. Lampert
333-71452                  Ira B. Lampert
333-80767                  Concord Camera Corp. Incentive Plan
333-80671                  Wilfried Bittner
333-80685                  Howard R. Herman
333-80695                  Joseph Leonardo
333-80689                  Robert Johnson
333-80705                  Urs W. Stampfli
333-80701                  Alex Raschke
333-80679                  Kenneth Heglund
333-80673                  Steve Buescher
333-80713                  Lothar Westerweck
333-74754                  Concord Camera Corp. Incentive Plan
333-31220                  Lawrence Burke
333-31206                  James Clark
333-31208                  Harry Dodds
333-31204                  Lai Dominic
333-31200                  Ann E. Neal
333-31202                  Erwin Scholz




                                    /s/ Ernst & Young LLP



Miami, Florida
September 25, 2001